FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      JUL 18 1994

No. 3652-86

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)            Filed by:


                   RUE DE RIVOLI PERFUMERIES OF AMERICA, LTD
--------------------------------------------------------------------------------
                              Name of Corporation

                   and the undersigned Charles Ellington III and
--------------------------------------------------------------------------------
                          President or Vice President

            EJ Rothchild of RUE DE RIVOLI PERFUMERIES OF AMERICA, LTD
--------------------------------------------------------------------------------
         Secretary or Assistant Secretary        Name of Corporation


do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 13th day of July, 1994, adopted a resolution to amend the original articles as follows:

     The amount of the total authorized Capital Common Stock of the Corp. is 50,000,000 with a par value of $.001


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,740,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitiled to vote thereon.


                                             /s/ Charles Ellington III
                                             -------------------------------
                                             President or Vice President

                                             /s/ EJ Rothchild
                                             -------------------------------
                                             Secretary or Assistant Secretary


                                                            RECEIVED
                                                          JUL 15 1994
                                                       Secretary of State


State of Utah       )
County of Salt Lake )ss.

     On July 13, 1994, personally appeared before me, a Notary Public, Charles Ellington and EJ Rothchild, who acknowledged that they executed the above instrument.


                                        /s/ [ILLEGIBLE]
                                        ------------------------
                                        Signature of Notary



[NOTARY SEAL]